Exhibit 99.1
DICK’S Sporting Goods, Inc. Announces Pricing of $500 Million Private Offering of Convertible Senior Notes Due 2025

PITTSBURGH, April 14, 2020 / PRNewswire / DICK’S Sporting Goods, Inc. (NYSE: DKS), a leading omni-channel sporting goods retailer, today announced the pricing of its offering of $500 million aggregate principal amount of 3.25% convertible senior notes due 2025 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  DICK’S also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $75 million aggregate principal amount of notes in the private placement.  The issuance and sale of the notes is scheduled to settle on or about April 17, 2020, subject to customary closing conditions.

The notes will be unsecured, unsubordinated  obligations of DICK’S and will accrue interest at a rate of 3.25% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on October 15, 2020. The notes will mature on April 15, 2025, unless earlier repurchased, redeemed or converted. The notes will be convertible by the noteholders prior to the close of business on the business day immediately preceding December 2, 2024 only under certain circumstances and during certain periods, and irrespective of those circumstances, will be convertible by the noteholders on or after December 2, 2024 until the close of business on the second scheduled trading day immediately preceding April 15, 2025.  The initial conversion rate will be 28.2618 shares of DICK’S common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $35.38 per share of DICK’S common stock, which represents a premium of approximately 35% over the last reported sale of $26.21 per share of DICK’S common stock on April 14, 2020), subject to adjustment in certain circumstances.  Upon conversion, the notes may be settled, at DICK’S election, in cash, shares of DICK’S common stock or a combination of cash and shares of DICK’S common stock.

The notes will also be redeemable, in whole or in part, for cash at DICK’S option at any time, and from time to time, on or after April 17, 2023 in certain circumstances at a redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, in certain limited circumstances, noteholders may require DICK’S to repurchase their notes for cash for a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

DICK’S estimates that the net proceeds from the offering will be approximately $486.5 million (or approximately $559.6 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. DICK’S intends to use approximately $48.6 million of the net proceeds to fund the cost of entering into the convertible note hedge transactions described below (after such cost is partially offset by the proceeds from entering into the warrant transactions described below) and the remainder of the net proceeds from the offering for general corporate purposes.  If the initial purchasers exercise their option to purchase additional notes, then DICK’S intends to use a portion of the additional net proceeds to fund the cost of entering into additional convertible note hedge transactions as described below (after such cost is partially offset by the proceeds from entering into the additional warrant transactions described below).

In connection with the pricing of the notes, DICK’S entered into privately negotiated convertible note hedge transactions with one or more of the initial purchasers or their respective affiliates or other financial institutions (in this capacity, the “hedge counterparties”). The convertible note hedge transactions cover, subject to customary anti-dilution adjustments, the number of shares of common stock that will initially underlie the notes sold in this offering. DICK’S also entered into one or more separate, privately negotiated warrant transactions with the hedge counterparties collectively relating to the same number of shares of DICK’S common stock, subject to customary anti-dilution adjustments, and for which DICK’S will receive premiums to partially offset the cost of entering into the hedge transactions. If the initial purchasers exercise their option to purchase additional notes from DICK’S, then DICK’S may enter into one or more additional convertible note hedge transactions and one or more additional warrant transactions with the hedge counterparties, which, if executed, will initially cover, collectively, the number of shares of DICK’S common stock that will initially underlie the additional notes DICK’S sells to the initial purchasers.

The convertible note hedge transactions are intended to reduce the potential dilution with respect to DICK’S common stock or offset any potential cash payments DICK’S is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the notes. The warrant transactions could have a dilutive effect with respect to DICK’S common stock to the extent that the price per share of DICK’S common stock exceeds the strike price of the warrants evidenced by the warrant transactions. The strike price of the warrants will initially be $52.42 per share, which represents a premium of 100% over the per share closing price of  DICK’S common stock on April 14, 2020, and is subject to certain adjustments under the terms of the warrant transactions.

In connection with establishing their initial hedge positions with respect to the convertible note hedge transactions and the warrant transactions, DICK’S expects that the hedge counterparties or their respective affiliates will enter into various cash-settled over-the-counter derivative transactions with respect to DICK’S common stock concurrently with, or shortly after, or purchase shares of DICK’S common stock shortly after, the pricing of the notes, and may unwind these cash-settled over-the-counter derivative transactions and purchase shares of DICK’S common stock in open market transactions shortly after the pricing of the notes. These activities could increase, or prevent a decline in, the market price of DICK’S common stock concurrently with, or shortly after, the pricing of the notes.

In addition, DICK’S expects that the hedge counterparties or their respective affiliates will modify their hedge positions with respect to the convertible note hedge transactions and the warrant transactions from time to time after the pricing of the notes, and are likely to do so during any observation period, by purchasing or selling shares of DICK’S common stock or the notes in privately negotiated transactions or open market transactions or by entering into or unwinding various over-the-counter derivative transactions with respect to DICK’S common stock. Any of these activities could, however, adversely affect the trading price of DICK’S common stock and, consequently, the value of the consideration that noteholders receive upon conversion of the notes, the trading price of the notes or noteholders’ ability to convert the notes.

The offer and sale of the notes and any shares of DICK’S common stock issuable upon conversion of the notes have not been registered under the Securities Act or any other applicable securities laws.  As a result, the notes and the shares of DICK’S common stock, if any, issuable upon conversion of the notes will be subject to restrictions on transferability and resale and may not be offered, transferred or sold except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of DICK’S common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.  Any offer will be made only by means of a private offering memorandum.

About DICK’S
Founded in 1948, DICK’S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of February 1, 2020, DICK’S operated 726 DICK’S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated teammates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, Pennsylvania, DICK’S also owns and operates Golf Galaxy and Field & Stream specialty stores, as well as GameChanger, a youth sports mobile app for scheduling, communications and live scorekeeping. DICK’S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront.

Forward-Looking Statements
This press release includes forward-looking statements concerning DICK’S expectations, anticipations, intentions, beliefs or strategies regarding the future, including statements regarding the offering of the notes, the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the bond hedge and warrant transactions. Forward-looking statements represent DICK’S current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements and there can be no assurance that future developments affecting DICK’S will be those that it has anticipated.  Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of DICK’S common stock and risks relating to DICK’S business, including the impact to consumer demand and supply chain due to the spread of the coronavirus (COVID-19) and other risks described in periodic reports that DICK’S files from time to time with the Securities and Exchange Commission (“SEC”).  DICK’S may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above.

For additional information on these and other factors that could affect DICK’S actual results, see the risk factors set forth in DICK’S filings with the SEC, including the most recent Annual Report filed with the SEC on March 20, 2020 and the Current Report on Form 8-K filed with the SEC on April 14, 2020.  DICK’S disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.  Forward-looking statements included in this release are made as of the date of this release.

Contact Information
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK’S Sporting Goods, Inc.
(724) 273-3400 or investors@dcsg.com

Media Relations:
(724) 273-5552 or press@dcsg.com